AGREEMENT

THIS AGREEMENT (the "Agreement') is entered into this 1st day of April 2000, by and between Great Mughal Trade Associates, Ltd., 321 Allied Building, Victoria, Seychelles (hereafter "GMTA") and 21" Century Technologies, Inc., 2513 East Loop, 820 North, Ft.Worth, TX 76118 USA (hereafter the "Company") on the first day written above, as follows:

1 .GMTA agrees to purchase from the Company a NINE HUNDRED THOUSAND DOLLARS ($900,000.00) receivable due from Continental Weaponry (PTY) Ltd. in South Africa in connection with the sale of PT Night Sights. Payment to the Company shall be made, as follows: FIFTY THOUSAND DOLLARS ($50,000.000) on or before June 16, 2000 with the balance due divided into ten (10) equal monthly installments commencing 45 days after inspection and approval of the PT
Night   Sight  inventory  at  Continental  Weaponry  or   by
September 1, 2000 whichever is earlier. Payment shall be made in United States Dollars at the Company's headquarters in Ft. Worth, TX. If for any reason, any part of the PT Night Sight inventory is not approved by GMTA after inspection then in said event payment shall be reduced in proportion to the. inventory so approved.

5.    Each  PT Night Sight shall be subject to any  and  all
express       and/or       implied       warranties       of
fitness/merchantability, and other guarantees offered by the Company.

6. In the event of default on payment, the Company shall have a security interest in the inventory to the fullest extent allowed by the laws of South Africa and GMTA agrees to execute any and all financing documents as may be required.

7. Any disputes arising, pertaining to, or touching upon this Agreement shall be submitted to binding arbitration in accordance with the rules of the International Chamber of Commerce.

8. This Agreement may not be amended except in writing signed by all parties.

9. This Agreement may be executed by telefax signature in multiple counterparts each of which will be deemed an original.


EXECUTED this 1st day of April 2000 in consideration of the above covenants and warranties.

Accepted and Agreed to

Great Mughal  Trade Associates, Ltd.

By: /s/Authorized Signature
ManagingDirector

 .

Accepted aand Agreed to:

21stst Century Technologies, Inc.

By: /s/ Ken Wilson
Authorized Signatory